SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 28, 2010
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into a Material Definitive Agreement

On January 28 2010, Hotel Outsource Management International, Inc. (“HOMI”) entered into two loan agreements with related parties.

Pursuant to one loan agreement, Bahry Business & Finance (1994) Ltd, which is a company owned by HOMI’s Chairman, Mr. Avraham Bahry, loaned HOMI 1,125,000 New Israeli Shekels (c. $300,000). The loan is for a period of four years, with quarterly repayments and including two years’ grace on the principal. During the grace period, the lender is entitled to convert the loan into shares of HOMI’s common stock, at a price per share of $0.08 during the first year and $0.12 during the second year. The loan is index linked to Israel’s Consumer Price Index and bears interest at a rate of 6% per annum.

Pursuant to a second loan agreement, HOMI’s President, Mr. Daniel Cohen, loaned HOMI $100,000. The loan is for a period of four years, with quarterly repayments and including two years’ grace on the principal. During the grace period, the lender is entitled to convert the loan into shares of HOMI’s common stock, at a price per share of $0.08 during the first year and $0.12 during the second year. The loan bears interest at a rate of 8% per annum.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Loan Agreement by and between HOMI and Bahry Business & Finance (1994) Ltd dated January 28, 2010.
10.2	Loan Agreement by and between HOMI and Daniel Cohen dated January 28, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

January 29, 2010		Hotel Outsource Management International, Inc.

	By:	/s/Jacob Ronnel
	Name:	Jacob Ronnel
	Title:	Chief Executive Officer